Exhibit 8.1
 Form of Tax Opinion
[               ], 2026
NewHold Investment Corp III
Re:	Registration Statement of NewCleo Ltd.
Ladies and Gentlemen:
We have acted as United States counsel to NewHold Investment Corp III, a Cayman Islands exempted company with limited liability (“SPAC”), in connection with the proposed Mergers (as defined below) contemplated by a Business Combination Agreement made and entered into on May 26, 2026, (the “Business Combination Agreement”) by and among NewCleo Ltd., a private limited company incorporated under the laws of England and Wales (“NewCleo”), SPAC, newcleo1 Ltd., a Cayman Islands exempted company with limited liability and a direct wholly owned subsidiary of NewCleo (“Merger Sub 1”), and newcleo2 Ltd., a Cayman Islands exempted company with limited liability and a direct wholly owned subsidiary of NewCleo (“Merger Sub 2”) pursuant to which, among other transactions, Merger Sub 1 will be merged with and into SPAC with SPAC being the surviving company and a direct, wholly owned subsidiary of NewCleo (the “First Merger”), and subsequently SPAC will be merged with and into Merger Sub 2 with Merger Sub 2 being the surviving company and a direct, wholly owned subsidiary of NewCleo (the “Second Merger” and, together with the First Merger, the “Mergers”).
The Mergers and certain other related transactions are described in the Registration Statement of NewCleo Ltd., on Form F-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed on [_____], 2026 (Registration Number 333-[  ]) (the “Registration Statement”).
In rendering this opinion, we have reviewed and relied upon the Business Combination Agreement, the Registration Statement, the tax representation letters delivered to us by each of SPAC and NewCleo, and such other documents as we have considered relevant to our analysis, including exhibits, schedules, and attachments to the foregoing documents. In examining such documents, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the completeness and accuracy of the documents reviewed by us.  We have assumed with your approval and have not verified the accuracy of the factual matters and representations set forth in the Registration Statement, the Business Combination Agreement, and the tax representation letters delivered to us.
Based upon and subject to the foregoing (including the representations made by each of SPAC and NewCleo) and the assumptions, exceptions, limitations, and qualifications set forth herein and in the Registration Statement and other customary assumptions, we hereby confirm and adopt as our opinion the statements of United States federal income tax law on the date hereof as set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations — U.S. Holders —The Business Combination” insofar as they address the material U.S. federal income tax considerations of the Mergers for beneficial owners of SPAC Securities (as defined in the Registration Statement) and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein. Statements contained therein, however, that SPAC or NewCleo “believes,” “expects,” “intends,” “assumes,” or other similar phrases are not legal conclusions and do not constitute our opinion.
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For the United States offices, a limited liability partnership including professional corporations. For Hong Kong office, a limited liability partnership.

NewHold Investment Corp III [ ], 2026

This opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the United States Internal Revenue Service (“IRS”) and judicial decisions, all as in effect on the date hereof.  Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein.  Our opinion is based on the facts, assumptions and representations set forth in the Registration Statement and as described above. If any of the facts, assumptions or representations is not true, correct or complete, our opinion may not be applicable.  We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, representation, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise.
Our opinion is not binding on the IRS or a court. The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position.
We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm as counsel to NewHold Investment Corp III under the caption “Material U.S. Federal Income Tax Considerations — U.S. Holders —The Business Combination” in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations promulgated thereunder, with respect to any part of the Registration Statement, including this exhibit.
Regards,

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